UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  May 28, 2025

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	LTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. — Submission of Matters to a Vote of Security Holders

On May 28, 2025, LTC held its 2025 Annual Meeting of Stockholders virtually, via live webcast. At the Annual Meeting, the following matters were considered and voted upon:

Proposal No. 1: Stockholders elected six directors to serve on the Board of Directors for the ensuing year and until the election and qualification of their respective successors, based upon the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Cornelia Cheng	30,723,003	429,048	52,436	5,769,950
David L. Gruber	30,774,508	384,023	45,956	5,769,950
Jeffrey C. Hawken	31,036,223	121,163	47,101	5,769,950
Bradley J. Preber	30,739,774	420,193	44,520	5,769,950
Wendy L. Simpson	30,354,957	803,042	46,488	5,769,950
Timothy J. Triche, M.D.	29,132,884	1,999,871	71,732	5,769,950

Proposal No. 2: Stockholders approved, on an advisory basis, the compensation of the named executive officers of LTC, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
29,547,653	1,525,296	131,538	5,769,950

Proposal No. 3: Stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of LTC for fiscal 2025, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
35,420,641	1,472,901	80,895	-0-

Proposal No. 4: Stockholders approved the amendment and restatement of the Company’s Charter to increase the number of authorized shares of common stock from 60,000,000 to 110,000,000, based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
35,237,302	1,528,051	209,084	-0-

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: June 3, 2025	By:	/s/ CAROLINE CHIKHALE
Caroline Chikhale
Executive Vice President, Chief Financial Officer and Treasurer